Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Immune Design Corp. 2014 Omnibus Incentive Plan and Immune Design Corp. 2014 Employee Stock Purchase Plan of our report dated March 31, 2015, with respect to the financial statements of Immune Design Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
March 31, 2015